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                                                                    EXHIBIT a(1)

                      LEXINGTON EMERGING MARKETS FUND, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

         Lexington Emerging Markets Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation desires to amend and restate its Charter as currently in effect. therefore, the Charter of the Corporation is hereby amended and restated by striking out in its entirely the existing Charter and substituting in lieu thereof the following:

                  FIRST:   The name of the corporation is "Lexington Emerging
         Markets Fund, Inc."

                  SECOND: The purpose for which the corporation is formed and the business or objects to be transacted, carried on and promoted by it, is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                  THIRD:   The address of the principal office of the
         corporation in the State of Maryland is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland are: CT Corporation Trust, Inc., 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

                  FOURTH:  (1)      The total number of shares of stock which
         the Corporation has authority to issue is one billion (1,000,000,000) shares of Common Stock which are designated by series as follows: five hundred million (500,000,000) are designated "Lexington Emerging Markets Fund Series" and five hundred million (500,000,000) are unclassified. All of the shares of Common Stock of each series are designated as one class of shares. The par value of the shares of each class is one-tenth of one cent ($.001) per share.

                           (2)      The aggregate par value of all the
         authorized shares of stock is one million dollars ($1,000,000.00).

                           (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to authorize the issuance of, the shares of stock of the corporation and securities convertible into shares of stock of the corporation.
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                           (4)      The Board of Directors of the corporation is
         authorized, from time to time, to further classify or to reclassify, as the case may be, any unissued shares of stock of the corporation by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the stock.

                           (5) Subject to the power of the Board of Directors to classify and reclassify unissued shares, the shares of each class of stock of the corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

                           (6)      (a)      (i) All consideration received by
         the corporation for the issuance or sale of shares of the class together with all income, earnings, profits and proceeds thereof, shall irrevocably belong to such class for all purposes, subject only to the rights of creditors and to effect the conversion of shares of any class of stock into another class of stock of the corporation, and are herein referred to as "assets belonging to" such class.

                                             (ii) The assets belonging to such
         class shall be charged with the liabilities of the corporation in respect of such class and with such class' share of the general liabilities of the corporation, in the latter case in proportion that the net asset value of such class, bears to the net asset value of all classes. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to a class.

                                             (iii) Dividends or distributions on
         shares of each class, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class.

                                             (iv) In the event of the
         liquidation or dissolution of the corporation, stockholders of each class shall be entitled to receive, as a class, out of the assets of the corporation available for distribution to stockholders, the assets belonging to such class and the assets so distributable to the stockholders of such class shall be distributed among such stockholders in proportion to the number of shares of such class held by them.

                                    (b)      A series of Common Stock may be
         further classified by the Board of Directors into two or more classes of stock that may be invested together in the common investment portfolio in which the series is invested. Notwithstanding the provisions of paragraph (5)(a) of this Article FOURTH, if two or more classes are invested in a common investment portfolio as a series, the shares of each such class of stock of the corporation shall be

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         subject to the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, and, if there are other classes of stock of another series invested in a different investment portfolio, shall also be subject to the provisions of paragraph (5)(a) of this Article FOURTH at the series level as if the classes within the series were one class:

                                             (i) The income and expenses of the
         series shall be allocated among the classes in the series in accordance with the number of shares outstanding of each such class or as otherwise determined by the Board of Directors in a manner consistent with subparagraph (iii) below.

                                             (ii) As more fully set forth in
         this paragraph (5)(b) of Article FOURTH, the liabilities and expenses of the classes in the series shall be determined separately from those of each other and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the corporation to holders of shares of the corporation's stock may vary from class to class within the series. Except for these differences and certain other differences set forth in this paragraph (5) of Article FOURTH or elsewhere in the Articles of Incorporation, the classes in the same series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

                                             (iii) The dividends and
         distributions of investment income and capital gains with respect to the classes in the series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes in the series to reflect differing allocations of the expenses of the corporation among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the corporation among the classes in the series shall be determined by the Board of Directors in a manner that is consistent with an order, if any, obtained from the Securities and Exchange Commission or any future amendment to such order or any rule or interpretation under the Investment Company Act of 1940, as amended.

                                    (c)      Except as provided below, on each
         matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each share standing in his name on the books of the corporation irrespective of the class or series thereof. All holders of shares of stock shall vote as a single class except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities

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         and Exchange Commission, or otherwise, or except with respect to any matter which affects only one or more classes or series of stock, in which case only the holders of shares of the class, classes or series affected shall be entitled to vote.

                                    (d)      The proceeds of the redemption of
         shares of any class of stock of the corporation may be reduced by the amount of any contingent deferred sales charge or other charge (which charges may vary within and among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

                                    (e)      At such times as may be determined
         by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder, and applicable rules and regulations of the NASD and reflected in the corporation's current registration statement, shares of a particular class of stock of the corporation may be automatically converted into shares of another class of stock of the corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the corporation) and reflected in the corporation's current registration statement as aforesaid.

                  Except as provided above, all provisions of the Articles of Incorporation relating to stock of the corporation shall apply to shares of, and to the holders of, all classes of stock.

                           (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of stockholders of all classes or of any class of stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon.

                           (7) The presence in person or by proxy of the holders of one-third of the shares of stock of the corporation entitled to vote (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum.

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                           (8)      The corporation may issue shares of stock in
         fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation, but excluding the right to receive a stock certificate evidencing a fractional share.

                           (9) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class which the corporation proposes to issue, or any rights or options which the corporation proposes to issue or to grant for the purchase of shares of any class or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

                  FIFTH: (1) The initial number of directors of the corporation is eleven (11) and the names of those who will serve as such until the first annual meeting or until their successors are duly elected and qualify are as follows:

                                    Al Burton
                                 Paul S. Doherty
                                 Robert B. Goode
                                 Alan L. Gosule
                                  Walter H. May
                                   Jock Patton
                                David W.C. Putnam
                                  John R. Smith
                               Robert W. Stallings
                                 John G. Turner
                                David W. Wallace

         The By-Laws of the corporation may fix the number of directors at a number greater or less than that named in these Articles of Incorporation and may authorize a majority of the entire Board of Directors to increase or decrease the

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         number of directors. The number of directors shall never be less than the minimum number prescribed by the Maryland General Corporation Law.

                           (2) The power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the corporation.

                           (3) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to: the amount of the assets, debts, obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the value of any investment or fair value of any other asset of the corporation; the amount of net investment income; the number of shares of stock outstanding; the estimated expense in connection with purchases or redemptions of the corporation's stock; the ability to liquidate investments in an orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase, redemption and/or other acquisition or disposition of investments or shares of the corporation, or the determination of the net asset value of shares of the corporation shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

                  SIXTH:  (1)       To the fullest extent that limitations on
         the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

                           (2) The corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may, through a by-law, resolution or agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

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                           (3)      No provision of this Article SIXTH shall be
         effective (i) to require a waiver of compliance with any provision of the Securities Act of 1933, or of the Investment Company Act of 1940, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) to protect or purport to protect any director or officer of the corporation against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                           (4)      References to the Maryland General
         Corporation Law in this Article SIXTH are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article SIXTH based on any event, omission or proceeding prior to such amendment.

                  SEVENTH: (1)      Any holder of shares of stock of the
         corporation may require the corporation to redeem and the corporation shall be obligated to redeem at the option of such holder all or any part of the shares of the corporation owned by said holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

                                    (a)      The redemption price per share
         shall be the net asset value per share determined at such time or times as the Board of Directors of the corporation shall designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder or exemption or exception therefrom, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

                                    (b)      Net asset value per share of a
         class shall be determined by dividing:

                                             (i) The total value of the assets
         of such class, or in the case of a series with more than one class, such class's proportionate share of the total value of the assets of the series, such value determined as provided in Subsection (c) below less, to the extent determined by or pursuant to the direction of the Board of Directors, all debts, obligations and liabilities of such class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses or otherwise) but excluding such class's liability upon its shares and its surplus, by

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                                             (ii) The total number of shares of
         such class outstanding.

         The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

                                    (c)      In determining for the purposes of
         these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

                                    (d)      Payment of the redemption price by
         the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made. The corporation, pursuant to resolution of the Board of Directors, may deduct from the payment made for any shares redeemed a liquidating, redemption or similar charge as may be determined by the Board of Directors from time to time.

                                    (e)      Redemption of shares of stock by
         the corporation is conditional upon the corporation having funds or property legally available therefor.

                           (2) The corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, less any liquidating, redemption or similar charge as may be fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

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                           (3)      The corporation may cause the redemption,
         upon the terms set forth in subsections (1)(a) through (e) and subsection 5 of this Article SEVENTH, of shares of a class of stock held by a stockholder if the net asset value of the shares of stock is less than $500 or such other amount not exceeding $5000 as may be fixed from time to time by the Board of Directors (the "Minimum Amount") with respect to that class. The Board of Directors may establish differing Minimum Amounts for each class of the corporation's stock and for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate. The corporation shall give the stockholder notice which shall be in writing personally delivered or deposited in the mail, at least 30 days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption.

                  Notwithstanding any other provision of this Article SEVENTH, if certificates representing such shares have been issued, the redemption price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the redemption shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

                           (4) The obligations set forth in this Article SEVENTH may be suspended or postponed as may be permissible under the Investment Company Act of 1940 and the rules and regulations thereunder.

                           (5) The Board of Directors may establish other terms and conditions and procedures for redemption, including requirements as to delivery of certificates evidencing shares, if issued.

                  EIGHTH: All persons who shall acquire stock or other securities of the corporation shall acquire the same subject to the provisions of the corporation's Charter, as from time to time amended.

                  NINTH: From time to time any of the provisions of the Charter of the corporation may be amended, altered or repealed, including amendments which alter the contract rights of any class of stock outstanding, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by its Charter are granted subject to the provisions of this Article.

         SECOND: The amendment and restatement of the Charter of the Corporation herein made was recommended and advised by a majority of the Board of Directors of the Corporation

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'
of the Corporation at a meeting held on April 18th, 2000, and was approved by the shareholders of the Corporation at a meeting of such shareholders held on July 21st, 2000.

         THIRD: The provisions set forth in the above Articles of Amendment and Restatement are all of the provisions of the Corporation's Charter currently in effect as hereby amended.

         FOURTH: The current address of the principal office of the Corporation is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202, and the Corporation's current Resident Agent is CT Corporation Trust, Inc., whose address is 300 East Lombard Street, Suite 1400, Baltimore, Maryland 21202.

         FIFTH: The Corporation currently has eleven (11) Directors; the Directors currently in office are as follows:

                                   Al Burton
                                 Paul S. Doherty
                                 Robert B. Goode
                                 Alan L. Gosule
                                  Walter H. May
                                   Jock Patton
                                David W.C. Putnam
                                  John R. Smith
                              Robert W. Stallings
                                 John G. Turner
                                David W. Wallace

         SIXTH: These Amended and Restated Articles do not increase the authorized stock of the Corporation or the aggregate par value of such authorized stock.

         IN WITNESS WHEREOF, Lexington EmergingMarkets Fund, Inc. has caused these Articles to be signed in its name and on its behalf by its Senior Vice President, Michael J. Roland, and attested by its Secretary, James M. Hennessy, on the 26th day of July, 2000.

         THE UNDERSIGNED, Senior Vice President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect

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to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                        LEXINGTON EMERGING MARKETS FUND,
                                               INC.

/s/ James M. Hennessy                          /s/ Michael J. Roland
----------------------------                   ---------------------------------
By: James M. Hennessy                          By: Michael J. Roland
    Secretary                                      Senior Vice President

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